                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                        ALABAMA NATIONAL BANCORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[_] No Filing Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

                                           April 1, 1998



To the Stockholders of Alabama National BanCorporation:

You are invited to attend the 1998 Annual Meeting of Stockholders of Alabama National BanCorporation, which will be held at the principal office of the Company, 1927 First Avenue North, Birmingham, Alabama, on Thursday, April 23, 1998 at 10:00 a.m., CDT. Formal notice of the Annual Meeting, a Proxy Statement, and a form of proxy accompany this letter.

Also enclosed is the Company's 1997 Annual Report to Stockholders.

Information about the meeting and the various matters on which the Stockholders will act is included in the enclosed Notice of Meeting and Proxy Statement. Please carefully consider the enclosed Proxy Statement and execute and return your proxy so that the Company may be assured of the presence of a quorum at the Annual Meeting. A postage prepaid envelope is enclosed for your convenience in replying. The prompt return of your proxy will be of great assistance in reducing the expense of subsequent mailings. If you attend the Annual Meeting, and so elect, you may withdraw your proxy and vote in person.

                                            Sincerely,


                                            /s/ John H. Holcomb, III
                                            John H. Holcomb, III
                                            Chairman of the Board and
                                            Chief Executive Officer

                        ALABAMA NATIONAL BANCORPORATION
                            1927 FIRST AVENUE NORTH
                           BIRMINGHAM, ALABAMA  35203

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 23, 1998

TO OUR STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Alabama National BanCorporation ("ANB") will be held at 10:00 a.m., local time, on Thursday, April 23, 1998, at National Bank of Commerce of Birmingham, 1927 First Avenue North, Birmingham, Alabama 35203, for the following purposes:

     1. To elect 13 directors of ANB to serve until the next annual meeting of Stockholders and their successors are elected and qualified;

     2. To consider and act upon a proposal to amend the Certificate of Incorporation of ANB to increase the number of authorized shares of common stock from 10,000,000 to 17,500,000; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has set March 16, 1998 as the record date for the Annual Meeting. Only holders of record of ANB's common stock at the close of business on the record date will be entitled to notice of, and to vote at, the Annual Meeting.

     The Annual Meeting may be adjourned from time to time without notice other than announcement at the meeting or at adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

     Details concerning those matters to come before the Annual Meeting are provided in the accompanying Proxy Statement. A copy of ANB's Annual Report to Stockholders for the year ended December 31, 1997 is enclosed. We hope you will find it informative.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED, STAMPED ENVELOPE PROVIDED. RETURNING YOUR PROXY CARD DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND TO VOTE YOUR SHARES IN PERSON.

                              By order of the Board of Directors,

                              /s/ Kimberly Moore
                              Kimberly Moore
                              Secretary
                              April 1, 1998

                        ALABAMA NATIONAL BANCORPORATION
                            1927 FIRST AVENUE NORTH
                           BIRMINGHAM, ALABAMA 35203

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 23, 1998


SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Alabama National BanCorporation, a Delaware bank holding corporation ("ANB"), to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on Thursday, April 23, 1998, at National Bank of Commerce of Birmingham ("NBC"), 1927 First Avenue North, Birmingham, Alabama 35203, or at any adjournment or postponement thereof. The Proxy Statement and Proxy are first being mailed to the stockholders of ANB on or about April 1, 1998.

     ANB will bear the cost of the solicitation of proxies. ANB will request brokers or nominees to forward this Proxy Statement to their customers and principals and will reimburse them for expenses so incurred. If deemed necessary, ANB may also use its officers and regular employees, without additional compensation, to solicit proxies personally or by telephone.

     The Board of Directors has set March 16, 1998 as the record date for the Annual Meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 6, 1998, there were 8,648,120 shares of the common stock of ANB, par value $1.00 per share ("ANB Common Stock"), outstanding. Each stockholder is entitled to one vote in person or by proxy for each share of ANB Common Stock held on all matters properly to come before the Annual Meeting.

     Please sign, date and return the Proxy in the enclosed envelope so the Common Stock you own will be voted in accordance with your wishes. If you desire to revoke your Proxy, you may do so either by attending the Annual Meeting in person or by delivering written notice of revocation so that it is received by ANB or its transfer agent, AmSouth Bank, on or before April 22, 1998. The address for AmSouth Bank is 730 AmSouth/Harbert Plaza, 1901 Sixth Avenue North, Birmingham, Alabama 35203, Attention: Corporate Trust Division.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of outstanding shares of ANB Common Stock beneficially owned as of March 6, 1998 by (i) each person or entity known by ANB to own more than 5% of the outstanding ANB Common Stock; (ii) each Named Executive Officer (as defined herein) of ANB; (iii) each director of ANB; and (iv) all executive officers and directors of ANB as a group.

                                                      AMOUNT AND NATURE OF
     NAME OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP(1)    PERCENT OF CLASS(1)
     ------------------------                       -----------------------    -------------------
PRINCIPAL STOCKHOLDERS
Estate of James R. McWane                                  1,013,521                   11.6%
2900 Highway 280 East
Suite 300
Birmingham, Alabama 35222

DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

John H. Holcomb, III(2)(12)                                   59,356                      *
Chief Executive Officer, Chairman and
 Nominee

Victor E. Nichol, Jr.(12)                                     77,985                      *
President, Chief Operating Officer,
Director and Nominee

James S. Parks, Jr                                             3,371                      *
Senior Vice President-Finance,
Controller and Treasurer

Dan M. David (3)                                             118,986                    1.4%
Vice Chairman, Director and Nominee

T. Morris Hackney(4)                                           2,817                      *
Director and Nominee

John D. Johns(5)                                              37,217                      *
Director and Nominee

John J. McMahon, Jr. (6)(7)(12)                              317,817                    3.6%
Director and Nominee

C. Phillip McWane(8)(12)                                   1,256,206                   14.4%
Director and Nominee

William D. Montgomery                                         35,581                      *
Director and Nominee

Drayton Nabers, Jr                                            39,217                      *
Director and Nominee

C. Lloyd Nix (9)                                              89,161                    1.0%
Director and Nominee

G. Ruffner Page, Jr.(10)(12)                                 308,322                    3.5%
Director and Nominee

William E. Sexton (11)                                       110,695                    1.3%
Director and Nominee

W. Stancil Starnes                                            41,417                      *
Director and Nominee

All directors & executive officers as a group
(14 persons)                                               2,498,148                   28.6%

(1) Unless otherwise indicated, the named person has the sole voting and dispositive power for the shares indicated. Percentage of ownership is based on 8,720,015 shares of ANB Common Stock representing 8,648,120 shares outstanding as of March 6, 1998, and 71,895 shares underlying options held by persons listed in this table exercisable within 60 days from said date.
     An asterisk means less than 1%.

(2) Includes 16,588 shares of ANB Common Stock of which Mr. Holcomb has beneficial ownership by reason of the irrevocable proxy granted to him by James A. Taylor (1,100 shares) and Frank Whitehead (15,488 shares) in accordance with agreements made in conjunction with the merger of National
     Commerce Corporation, the former parent company of NBC, and Commerce
     Bankshares, Inc. ("CBS"), with and into ANB (the "NBC Merger").

(3) Includes stock options to purchase 71,895 shares of ANB common stock. Does not include 3,328 shares owned of record by Mr. David's wife, of which Mr.
     David disclaims beneficial ownership.

(4) Does not include 37,217 shares owned of record by Mr. Hackney's wife, of which Mr. Hackney disclaims beneficial ownership.

(5) Of these shares, 6,684 shares are owned of record by Mr. Johns and 30,533 are beneficially owned by him through his Individual Retirement Account.
     Does not include 1,000 shares owned by Mr. John's wife's Individual
     Retirement Account, 1,500 shares held for the benefit of Mr. John's wife in the James A. Dunlap Children's Trust and the Nancy D. Johns Subtrust, or
     2,000 shares held by Mr. John's wife as custodian for their minor child.
     Mr. Johns disclaims beneficial ownership of these shares.

(6)  Includes 300,000 shares held in a family partnership pursuant to which Mr.
     McMahon shares the power to vote and dispose of the shares with his wife, and with his three children and the spouses of two of those children. Does not include 94,442 shares owned of record by Mr. McMahon's wife, of which Mr. McMahon disclaims beneficial ownership.

(7) Includes 15,000 shares held in three separate trusts for the benefit of Mr. Phillip McWane's children. Mr. McMahon is the trustee for each of these trusts.

(8) Includes 1,013,521 shares held by the Estate of James R. McWane, of which Mr. Phillip McWane is executor. Also includes 10,000 shares owned by H & P
     Partners of Alabama, L.P., a family limited partnership, of which Mr.
     McWane has shared voting control. Does not include 5,400 shares held by Mr.
     Page as custodian for the minor children of Mr. Phillip McWane, of which Mr. McWane disclaims beneficial ownership.

(9) Includes 35,148 shares held jointly with Dr. Nix's wife and 14,533 shares owned of record by Dr. Nix's wife.

(10) Includes 187,995 shares held by the Anna McWane Trust and 88,775 shares held by the J.R. McWane, Jr. Trust. Mr. Page is the trustee for each of these trusts. Also includes 1,500 shares held by Mr. Page as custodian for his three minor children and 5,400 shares held by Mr. Page as custodian for the minor children of Mr. Phillip McWane. Does not include 5,000 shares owned of record by Mr. Page's wife, of which Mr. Page disclaims beneficial ownership.

(11) Includes 68,590 shares owned by Sexton's Inc., of which Mr. Sexton is
     Chairman of the Board, 28,882 shares owned directly by Mr. Sexton's wife, and 611 shares held by the Sexton Foundation, of which Mr. Sexton is Chairman.

(12) Each of these individuals has filed a joint Schedule 13G with the Securities and Exchange Commission to acknowledge that they are part of a group formed for the purpose of acquiring, holding, voting and disposing of more than 5% of the outstanding ANB Common Stock. These individuals have the right to vote, in the aggregate, 2,012,786 shares or 23.3% of the outstanding shares of ANB Common Stock.

                             ELECTION OF DIRECTORS

GENERAL

     The Board of Directors of ANB has nominated 13 persons for election as directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

     The persons named in the enclosed Proxy have advised that, unless a contrary direction is indicated on the enclosed Proxy, they intend to vote the shares appointing them as proxies in favor of the nominees named herein. If any of the nominees should be unable to serve, which the Board of Directors does not anticipate will occur, the proxies will be voted for a substitute selected by the Board of Directors, or the Board of Directors may decide not to elect an additional person as a director. Vacancies that occur on ANB's Board of Directors may be filled by the remaining directors until the next annual meeting of stockholders.

     Although ANB's Certificate of Incorporation provides for 15 directors, only 13 persons have been nominated to serve on the Board of Directors. The current Board of Directors believes that a Board of Directors of 13 persons is practical and efficient at this point in time. The Board of Directors has no current intention to fill the two vacancies on the Board of Directors prior to the next annual meeting, although circumstances could necessitate the appointment of additional directors in the future. Proxies cannot be voted for a greater number of persons than the number of actual nominees so named.

     The election of each nominee requires the affirmative vote of the holders of a plurality of the shares of ANB's common stock cast in the election of directors. Votes that are withheld and shares held in street name that are not voted in the election of directors will not be included in determining the number of votes cast. Unless otherwise specified in the enclosed Proxy, it is intended that votes will be cast for the election of all of the nominees as directors.

NOMINATION FOR ELECTION

     Below is a description of each of the persons whom the Board of Directors has nominated for election as a director of ANB at the 1998 Annual Meeting to serve until the next annual meeting of Stockholders and until his successor has been elected and qualified. The stock ownership with respect to each nominee for election as a director is set forth in the table entitled "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

     DAN M. DAVID, 52, has served as a director of ANB since November 30, 1997. Mr. David has served as Vice Chairman of ANB since November 30, 1997 upon the merger of First American Bancorp ("FAB") with and into ANB (the "FAB Merger"). Mr. David continues to serve as Chairman of First American Bank, a position he has held since 1995. Mr. David served as Chairman and Chief Executive Officer of FAB from 1995 through 1997, as Vice Chairman and Chief Executive Officer during 1994 and 1995 and as Chief Executive Officer and President of FAB from 1986 through 1994. Mr. David was appointed to fill a vacancy on ANB's Board of Directors following the closing of the FAB Merger, pursuant to the provisions of the Agreement and Plan of Merger by which ANB acquired FAB (the "FAB Merger Agreement").

     T. MORRIS HACKNEY, 66, has served as a director of ANB since 1995. Mr. Hackney is currently Chairman and Chief Executive Officer and a director of Citation Corporation, a position he has held since 1975.

     JOHN H. HOLCOMB, III, 46, has served as a director of ANB since 1995. Mr. Holcomb has served as Chairman of the Board and Chief Executive Officer of ANB since April 1996. From December 1995 through April 1996, Mr. Holcomb served as President and Chief Operating Officer of ANB. Mr. Holcomb has served as President and Chief Executive Officer of NBC since 1990, and served as President and Chief Executive Officer, and a director, of CBS from its incorporation in April 1995 through December 1995.

     JOHN D. JOHNS, 46, has served as a director of ANB since 1995. Mr. Johns is currently the President and Chief Operating Officer of Protective Life Corporation and has served in such capacity since August 1996. Mr. Johns also serves as a director of Protective Life Corporation. From 1993 until 1996, Mr. Johns was Executive Vice President and Chief Financial Officer of Protective Life Corporation. From 1989 until 1993, Mr. Johns was Vice President and General Counsel of Sonat, Inc.

     C. PHILLIP MCWANE, 40, has served as a director of ANB since 1995. Mr. McWane has served as the President of McWane, Inc. since 1995, and was Executive Vice President of McWane, Inc. from 1991 until 1995.

     JOHN J. MCMAHON, JR., 55, has served as a director of ANB since 1997. Mr. McMahon is currently the Chairman of the Board of McWane, Inc. and has served in such position since 1995. From 1980 until 1995, Mr. McMahon was President of McWane, Inc. Mr. McMahon also serves as a director of John H. Harland Co. and Protective Life Corporation.

     WILLIAM D. MONTGOMERY, 49, has served as a director of ANB since October 1996, when Mr. Montgomery was appointed to a position on ANB's Board of Directors following the closing and pursuant to the provisions of the Agreement and Plan of Merger by which ANB acquired FIRSTBANC Holding Company, Inc. ("FIRSTBANC"). Prior to the merger of ANB and FIRSTBANC, Mr. Montgomery served as the Chairman of the Board of FIRSTBANC. Mr. Montgomery is a certified public accountant and is a partner with the firm of Johnson, Montgomery and Associates, P.A. where he has worked since 1974.

     DRAYTON NABERS, JR., 57, has served as a director of ANB since 1995. Mr. Nabers has served as Chairman of the Board of Directors and Chief Executive Officer of Protective Life Corporation since 1996, as Chairman, President and Chief Executive Officer of Protective Life Corporation from 1994 to 1996, and as President and Chief Executive Officer of Protective Life Corporation from 1992 to 1994. Mr. Nabers also serves as a director of Energen Corporation.

     VICTOR E. NICHOL, JR., 51, has served as a director of ANB since 1995. Mr. Nichol has served as President and Chief Operating Officer of ANB since April 1996. From December 1995 through April 1996, Mr. Nichol served as Executive Vice President of ANB. Mr. Nichol is currently the Executive Vice President and Chief Financial Officer of NBC and has served in such position since 1994. From 1992 to 1993, Mr. Nichol was President and Chief Executive Officer of Secor Bank.

     C. LLOYD NIX, 61, has served as a director of ANB since November 30, 1997. Dr. Nix has been engaged in the private practice of dentistry in Decatur, Alabama since 1965. Dr. Nix was appointed to fill a vacancy on ANB's Board of Directors following the closing of the FAB Merger, pursuant to the provisions of the FAB Merger Agreement.

     G. RUFFNER PAGE, JR., 38, has served as a director of ANB since 1995. Mr. Page is currently Executive Vice President of McWane, Inc. and has served in such position since 1994. Mr. Page served as Executive Vice President and Senior Loan Officer at NBC from 1990 to 1993. Mr. Page serves as a director of Protective Investment Company.

     WILLIAM E. SEXTON, 66, has served as a director of ANB since November 30, 1997. Mr. Sexton has served as Chairman of Sexton's, Inc. since January 1998 and served as President of Sexton's, Inc. from 1990 through 1998. Mr. Sexton served as Chairman of FAB from 1985 until 1995 and as Vice Chairman of FAB from 1995 through November 30, 1997. Mr. Sexton was appointed to fill a vacancy on ANB's Board of Directors following the closing of the FAB Merger, pursuant to the provisions of the FAB Merger Agreement.

     W. STANCIL STARNES, 49, has served as a director of ANB since 1995. Mr. Starnes is currently the senior partner in the law firm of Starnes & Atchison.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE DIRECTORS RECOMMENDED BY THE NOMINATING COMMITTEE AND NOMINATED BY THE BOARD OF DIRECTORS.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Bylaws of ANB provide for four standing committees of the Board of
Directors: the Executive Committee, the Nominating Committee, the Audit Committee and the Compensation Committee. The Executive Committee has the authority to exercise the full power of the Board of Directors, except that the Executive Committee may not approve any merger, consolidation or sale of substantially all of the assets of ANB, approve any amendment to ANB's Certificate of Incorporation or ByLaws, appoint any members of any committee of the Board of Directors or declare any dividend or distribution.

     The Nominating Committee meets annually to nominate persons for election as directors of ANB at the Annual Meeting of the Stockholders. The Nominating Committee met in February 1998 to recommend nominees for the election of such nominees at the 1998 Annual Meeting of the Stockholders. No formal procedures whereby individual stockholders can submit recommendations of persons to be considered for nomination as a director of the Company have been instituted. However, the Nominating Committee would consider any such recommendations made to it in writing on a timely basis. See "DEADLINE FOR SHAREHOLDER PROPOSALS."

     The Audit Committee recommends to the Board of Directors the appointment of independent auditors to audit the books, records and accounts of ANB and its subsidiary banks (the "Banks"); discusses with the independent auditors the plan and scope of their examination of the books and records of ANB and the Banks and reviews the results thereof prior to publication; and reviews all recommendations made by the independent auditors regarding accounting methods used and the system of internal controls utilized by ANB and advises the Board of Directors with respect thereto. The Audit Committee met four times in 1997.

     The Compensation Committee is authorized to recommend to the Board of Directors from time to time the compensation to be paid to officers, directors and committee members ("Executive Compensation") of ANB. Executive Compensation may include, but is not limited to, salary, bonus, performance share awards, other annual compensation and any combination thereof as the Compensation Committee deems appropriate in light of the performance of ANB. During 1997, the Compensation Committee served as the Performance Committee pursuant to the ANB Performance Share Plan. The Compensation Committee met three times in 1997.

     During 1997, Messrs. Holcomb, Nichol, Page and McWane served on the Executive Committee; Messrs. Holcomb, McMahon, McWane and Nabers served on the Nominating Committee; Messrs. Starnes, Montgomery, Johns, Hackney and Page served on the Audit Committee; and Messrs. Johns, Nabers, McMahon and Starnes served on the Compensation Committee. Other than Mr. McMahon and Mr. McWane, none of the incumbent directors attended less than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board of Directors on which he served. The ANB Board of Directors met six times in 1997.

SECTION 16(a)  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires ANB's executive officers and directors, and persons who beneficially own more than 10% of ANB's Common Stock ("Section 16 Insiders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC").
Section 16 Insiders are required by the SEC regulations to furnish ANB with copies of all SEC forms required under Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a) Forms"). Based solely on a review of the Section 16(a) Forms as furnished to ANB, ANB believes that for the period from January 1, 1997 through December 31, 1997, all Section 16 Insiders filed their Section 16(a) Forms in a timely manner, except that Dr. William Muse, a former director and Mr. James McWane each filed one Form 4 late and Mr. McMahon filed a Form 3 late.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

     Summary of  Compensation

     The following table sets forth a summary of the compensation paid or accrued during each of the last three fiscal years with regard to (i) ANB's Chief Executive Officer and (ii) each other executive officer of ANB whose salary and bonus was more than $100,000 during 1997 (collectively the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                     LONG TERM COMPENSATION
                           -------------------------------------------    ------------------------------------------
                                                                                   AWARDS                 PAYOUTS
                                                                          -------------------------    -------------
                                                                                         SECURITIES
                                                                          RESTRICTED     UNDERLYING
                                                          OTHER ANNUAL       STOCK        OPTIONS/       LTIP           ALL OTHER
          NAME AND                 SALARY       BONUS     COMPENSATION      AWARD(S)        SARS        PAYOUTS       COMPENSATION
     PRINCIPAL POSITION    YEAR      ($)         ($)           ($)             ($)           (#)          ($)              ($)
     ------------------    ----      ---         ---           ---             ---           ---          ---              ---
John H. Holcomb, III       1997   $250,000    $112,500         -0-           -0-             -0-       $57,750         $13,267(2)
Chairman and CEO           1996    205,000     112,500         -0-        $10,686(1)         -0-        49,688           9,762
                           1995    160,000     200,000         -0-           -0-             -0-          -0-            8,197
Victor E. Nichol, Jr.      1997   $225,000    $ 54,000         -0-           -0-             -0-       $46,200         $11,661(2)
President and COO          1996    185,000      90,000         -0-        $10,686(1)         -0-        39,750           4,497
                           1995    145,000     175,000         -0-           -0-             -0-          -0-            4,514
Dan M. David(3)            1997   $151,982    $ 37,500         -0-           -0-             -0-          -0-          $ 7,687(4)
Vice Chairman              1996        N/A         N/A         N/A           N/A             N/A          N/A              N/A
                           1995        N/A         N/A         N/A           N/A             N/A          N/A              N/A
James S. Parks, Jr.(5)     1997   $100,000    $ 10,000         -0-           -0-             -0-          -0-          $ 5,467(2)
Senior Vice                1996     75,083       9,000         -0-           -0-             -0-          -0-            4,217
President-Finance,         1995        N/A         N/A         N/A           N/A             N/A          N/A              N/A
Controller and Treasurer

----------------------------------
          (1) Resulted from a redistribution of 507 shares of restricted stock previously granted under the Commerce Bankshares, Inc. Long Term Incentive Compensation Plan (the "CBS Plan") to another employee upon such employee's termination. At December 31, 1997, the shares subject to such restricted stock award had a market value of $13,372. These shares are subject to restrictions on transfer until August 31, 1999. These restrictions also provide that no dividends will be paid on such stock until such restrictions lapse.

          (2) The amounts shown in this column for Messrs. Holcomb, Nichol and Parks represent ANB contributions to ANB's 401(k) retirement plan in the amount of $2,000 each, and amounts contributed and accrued under the NBC Pension Plan totaling $11,267 for Mr. Holcomb, $9,661 for Mr. Nichol and $3,467 for Mr. Parks. See "Defined Benefit Plan" under this caption.

          (3) Mr. David became Vice Chairman of ANB upon the closing of the FAB Merger effective November 30, 1997. Mr. David's 1997 salary reflects income from FAB for the months of January through November, 1997 and income from ANB for the month of December 1997. Mr. David's bonus reflects the 1997 bonus paid by FAB prior to the FAB Merger. Upon the consummation of the FAB Merger, ANB entered into an employment agreement with Mr. David dated November 30, 1997, whereby Mr. David agreed to serve as Chairman of First American Bank and Vice Chairman of ANB. The employment agreement has a term of five years and provides for annual compensation to Mr. David of not less than $186,000 per year.

          (4) The amount shown in this column for Mr. David represents First American Bank contributions to the First American Bank 401(k) Retirement Plan.

          (5)  Mr. Parks became an executive officer of ANB during 1996.

     Stock Options Granted

     As a result of the NBC Merger in 1995, ANB assumed the CBS Plan. The ANB Board of Directors, upon recommendation of the Compensation Committee, terminated the CBS Plan on April 25, 1996. As a result of the FAB Merger, ANB assumed certain stock option plans of FAB which include: (i) the First American Bancorp Stock Option Plan dated October 20, 1992, (ii) the First American Bancorp 1994 Stock Option Plan and (iii) two nonqualified Stock Option Agreements dated March 7, 1997 (collectively, the "FAB Plans"). ANB does not intend to make additional awards under the FAB Plans. The table below represents options previously granted to Messrs. Holcomb and Nichol under the CBS Plan, and to Mr. David under the FAB Plans.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                               NUMBER OF SHARES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                           NUMBER SHARES                      OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                           ACQUIRED ON        VALUE              YEAR-END(#)               FISCAL YEAR-END($)
          NAME              EXERCISE(#)      REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(1)
          ----              -----------      -----------    --------------------------   ----------------------------
John H. Holcomb, III          -0-                 N/A                0/35,217                    $  0/728,816
Victor E. Nichol, Jr.         -0-                 N/A                0/21,131                    $  0/437,306
Dan M. David(2)               -0-                 N/A                71,896/0                    $1,271,790/0


----------------------
(1) Based on $26.375 per share, the average sale price reported by NASDAQ on December 31, 1997.

(2) Mr. David's options were awarded by FAB prior to the FAB Merger under certain of the FAB Plans.

Long-Term Incentive Plans

           LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR(1)

                                                                       ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                                                 PERFORMANCE OR                    PRICE-BASED PLANS
                                NUMBER OF        OTHER PERIOD UNTIL   ---------------------------------------------------
                              SHARES, UNITS OR   MATURATION OR        THRESHOLD             TARGET                MAXIMUM
NAME                       OTHER RIGHTS (#)      PAYOUT                 (#)                   (#)                   (#)
-------------------------------------------------------------------------------------------------------------------------
John H. Holcomb, III          3,000 shares       Four years             1,500                 3,000                 5,100
Victor E. Nichol, Jr.         2,400 shares       Four years             1,200                 2,400                 4,080

----------------------------------

(1) On February 27, 1997, the Compensation Committee approved the award of Performance Share Awards under the ANB Performance Share Plan to certain senior officers including the grants to Messrs. Holcomb and Nichol detailed above. See "COMMITTEE REPORT ON EXECUTIVE COMPENSATION" for a description of the Performance Share Plan and a description of the formula to be applied in determining amounts payable.

Defined Benefit Plan



                             PENSION PLAN TABLE(1)

      AVERAGE ANNUAL
       REMUNERATION                          YEARS OF SERVICE
       ------------                          ----------------
                              15         20        25        30        35
                              --         --        --        --        --
$125,000..................   $24,375   $32,500   $40,625   $48,750   $56,875

$150,000..................   $29,250   $39,000   $48,750   $58,500   $68,250

--------------------
(1) Annual compensation for purposes of the NBC Pension Plan is capped at $160,000.


     As a result of the NBC Merger, NBC became a wholly-owned subsidiary of ANB. NBC has maintained the NBC Pension Plan for the benefit of its employees since January 1, 1982. The NBC Pension Plan pays its participants a monthly retirement income equal to 1.3% of each participant's "Average Monthly Earnings" multiplied by the number of years of continuous service to NBC of such participant. Average Monthly Earnings equals the participant's annual compensation converted to a monthly amount and then averaged over the sixty (60) months immediately preceding the participant's "Normal Retirement Date" which, if such participant was employed before January 1, 1989, is the first day of the month coinciding with or immediately preceding a participant's sixty-fifth birthday or, if such participant was first employed after January 1, 1989, is the later of the participant's sixty-fifth birthday or the first day of the month either on or next following the completion of five years of continuous service or, if earlier, five "service years." Annual compensation means the participant's total compensation during a plan year, as reflected on such participant's W-2 Form, excluding (even if includable in gross income) reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits, but including salary reduction contributions (not includable in gross income) to certain plans or arrangements that may be maintained by NBC. However, regardless of a participant's actual annual compensation, each participant's annual compensation for purposes of such plan is capped at $160,000, the current limit prescribed under Section 401(a)(17) of the Internal Revenue Code.

     The Summary Compensation Table reflects under the caption "All Other Compensation" the amounts accrued for the benefit of Messrs. Holcomb, Nichol and Parks under the NBC Pension Plan. The current annual compensation and years of service attributable to each of them are as follows:

                           Current Annual Compensation  Credited Years of Service
                           ---------------------------  -------------------------
John H. Holcomb, III                   $160,000(1)                  17
Victor E. Nichol, Jr.                  $160,000(1)                   5(2)
James S. Parks, Jr.                     113,920                     10

--------------------
(1)  The maximum annual compensation for purposes of the NBC Pension Plan.

(2) There is a five year vesting requirement to participate in the NBC Pension Plan. At the end of 1998, Mr. Nichol will have 5 years credited toward his vesting requirement.

     Director Compensation

     Non-employee directors of ANB receive directors' fees of $6,000 per annum ($8,000 per annum for directors who do not also serve on the Board of Directors of one of the Banks) and $1,000 for each Board of Directors meeting and each Committee meeting they attend, and are reimbursed for all reasonable out-of-pocket expenses incurred in the performance of their duties as a director.
Under the terms of the ANB Deferred Compensation Plan adopted in 1996, non-employee directors may voluntarily elect to defer to a specified date the receipt of all or any portion of their directors' fees. Directors' fees so deferred may be credited to the directors in cash or ANB Common Stock equivalents or a combination thereof. Messrs. Hackney, Johns, McWane, Nabers, Page, Starnes and McMahon also serve on the NBC Board of Directors and receive NBC directors' fees of $8,000 per annum plus $200 for each NBC Board meeting and Committee meeting attended. Mr. Montgomery also serves as Chairman of the Board of the First Gulf Bank Board of Directors and receives Chairman's fees of $1,000 per month. Dr. Nix and Mr. Sexton also serve on the Board of Directors of First American Bank and receive directors' fees of $400 per month plus $200 for each First American Bank board and committee meeting attended.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee, which establishes the compensation of the executive officers of ANB, is comprised of Messrs. Johns, McMahon, Nabers and Starnes. Dr. Ronald W. Orso served on the Compensation Committee until his resignation from the Board on October 10, 1997. During 1997, there were no interlocking relationships between any executive officers of ANB and any entity whose directors or executive officers serve on the ANB's Board of Directors and/or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has oversight of the compensation paid to the Chief Executive Officer and certain other senior officers of ANB and its subsidiaries including the Named Executive Officers. Total compensation for these persons is reviewed and set annually and includes three primary types of compensation: base salary, bonuses paid under the ANB Annual Incentive Plan, and long-term incentive compensation under the Performance Share Plan. The following discussion is applicable to executive officers of ANB, including the Chief Executive Officer and the Named Executive Officers.

     Base Salary. Executive officers' base salaries are determined by several factors, but principally by the level of responsibilities required by the position. In establishing base salaries, the Compensation Committee reviews recommendations by the Chief Executive Officer and considers information provided by an outside compensation consultant relating to compensation paid by other local banking companies and bank holding companies of comparable size. Some of the companies considered are in the peer group used for the Stock Performance Graph herein. Individual competence, length of service in a position, and comparisons to salaries for similar positions in other comparable companies guide the determination of the appropriate level of an executive officer's salary. Company performance may also be a factor in determining the amount of any base salary increase. The Committee's compensation strategy for executive officers is to pay salaries at or near the median. Performance-based cash bonus and performance share awards, when totaled, are used to provide significant performance-based compensation. Growth in earnings per share and return on average equity are the two principal measures of company performance employed by the Compensation Committee. The base salaries and incentive bonuses for Messrs. Holcomb, Nichol and Parks, each of whom is also an officer of NBC, are paid by NBC. The base salary and incentive bonus for Mr. David are paid by First American Bank.

     Annual Incentive Plan. The Board of Directors approved the ANB Annual Incentive Plan (the "AIP") in 1996. The AIP was established for the purpose of rewarding, retaining, and providing incentives for performance through annual bonuses for those employees who contribute most to the operating progress of ANB. The Compensation Committee sets the total target amount of bonuses for each year and reviews the methodology used to determine individual bonuses. Individual bonuses of employees participating in the AIP are determined with respect to them by ANB's executive officers with the approval of the Chief Executive Officer. The Compensation Committee specifically reviews and approves each annual bonus paid to the executive officers participating in the AIP, including the Chief Executive Officer.

     Each participating employee is assigned a target bonus percentage expressed as a percentage of each employee's salary. The target bonus percentages were set at amounts ranging from 35% to 45% for 1997 by the Compensation Committee. The target bonus percentage is established by determining the desired total incentive compensation component for the particular employee and by reviewing the practices of certain peer banks as reflected in available surveys. Bonus payments under the AIP, when made, may range from 33% to 200% of the target amount. Other than the Chief Executive Officer, an individual's AIP bonus is based upon a combination of ANB's performance, departmental performance and the individual's performance. The AIP bonus of the Chief Executive Officer is based solely on ANB's performance according to a range fixed for the year by the Compensation Committee relating to certain operating earnings per share goals. The AIP bonus relating to 1997 for the Chief Executive Officer was determined without giving effect to the operations of FAB, which was merged into ANB effective November 30, 1997.

     Performance Share Plan. The ANB Stockholders approved the ANB Performance Share Plan (the "PSP") in 1996. The PSP is administered by the Compensation Committee. The overall purpose of the PSP is to promote the long term success of ANB and its subsidiaries. The PSP accomplishes this by providing financial incentives to key employees who are in positions to make significant contributions towards such success. The PSP is a key component of executive compensation, and is designed to attract individuals of outstanding ability and to encourage key employees to acquire a proprietary interest in ANB, to continue employment with ANB and to render superior performance during such employment. ANB develops its Performance Share Award amounts under the PSP by reviewing the long term incentive opportunities provided to executives in similar positions at peer banks and determining the desired total long-term compensation component of the particular employee's compensation package.

     The Compensation Committee, from time to time, may select participants to receive incentive compensation awards under the PSP ("Performance Share Awards"). Each Performance Share Award granted will generally represent one share of ANB Common Stock, unless otherwise determined by the Compensation Committee, but in no event may the Compensation Committee determine that a Performance Share Award equals more than 1.25 shares of ANB Common Stock. No individual participant may be granted, in the aggregate, Performance Share Awards which represent more than 25% of the ANB Common Stock reserved for issuance under the PSP. Each Performance Share Award is awarded as of January 1 of the year of award, regardless of the actual date of grant ("Date of Grant").

     At the time of the Compensation Committee grants of Performance Share Awards, the Compensation Committee is required to fix an Award Period comprised of a number of calendar years not to exceed five (5) years. In its discretion, the Compensation Committee may subdivide the Award Period into one interim period which is a period of calendar years chosen by the Compensation Committee commencing with any Date of Grant but which is less than the Award Period (an "Interim Period").

     No Performance Share Award will be paid unless the participant meets the conditions established by the Compensation Committee for the Award Period or Interim Period. The Compensation Committee may prescribe different conditions for different participants. These conditions may be expressed in terms of the growth in net income per share during the Award Period, or average return on average equity in comparison with other banks and bank holding companies and/or on other reasonable factors. The Compensation Committee may also determine what percentage of the Performance Share Award will be paid and what conditions must be satisfied at the end of an Interim Period. If, at the close of any Award

Period or Interim Period applicable to a Performance Share Award, the Compensation Committee determines that the participant has met the conditions for payment of the Performance Share Award, then, unless otherwise directed by the Compensation Committee, the Performance Share Award will be paid to the participant as promptly as possible. Generally, all payments of Performance Share Awards to participants will be made partly in shares of ANB Common Stock and partly in cash, with the cash portion being equal to the amount of Federal, state and local taxes which the participant's employer, whether ANB or a subsidiary of ANB, is required to withhold on account of said payment. The Compensation Committee, in its discretion, may provide for payment of cash and distribution of shares of ANB Common Stock in such other proportions as the Compensation Committee deems appropriate, except that the Compensation Committee must pay in cash an amount not less than the tax withholding obligation.

     The Performance Share Awards made during 1997 were determined by calculating the desired total long-term compensation component of the particular employee's compensation package and by comparison of this long-term component to long-term awards made at a peer group of comparable banks and bank holding companies. Award payments can range from zero to 200% of a grant. For example, if ANB ranks in the top 25% of the peer group in terms of return on average equity, then 125% of the award is earned. If ANB ranks at the top 10%, 170% of the award is earned. If ANB's performance is at the median or threshold, 50% of the award is earned. If ANB's results are below the median, no portion of the award is earned. In 1997, the Compensation Committee established Performance Share Awards that will be paid after 4 years and will include results for fiscal years 1997, 1998, 1999 and 2000.

          Compensation Committee:

          John D. Johns, Chairman
          John J. McMahon, Jr.
          Drayton Nabers, Jr.
          W. Stancil Starnes

STOCK PERFORMANCE GRAPH

          The following graph is included to assess the performance of management by comparing the market value of ANB's Common Stock with other public companies and with comparable public banking companies. The graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to ANB's stockholders during the period from ANB's initial public offering on November 22, 1994 and ending on December 31, 1997, compared to an overall stock market index (NASDAQ Stock Market, U.S. Companies) and a peer group index of 21 banks, bank holding companies and thrifts which are comparable in asset size and market capitalization that have been selected by ANB ("ANB Peer Group") for the period beginning November 22, 1994, and ended December 31, 1997.

                           [INSERT PERFORMANCE GRAPH]




                                                            PERIOD ENDING
                                     ---------------------------------------------------------
Index                                 11/22/94    12/31/94    12/31/95    12/31/96    12/31/97
----------------------------------------------------------------------------------------------
Alabama National BanCorporation      $  100.00   $   87.50   $  137.30   $  184.01   $  279.27
NASDAQ Total Return Index               100.00      101.54      143.60      176.62      216.74
ANB Peer Group                          100.00       99.83      145.45      197.32      316.17

     The Companies included in the ANB Peer Group are as follows:

ABC BanCorp                                  North Fork BanCorporation of New York, Inc.
Bank Granite Corporation of N.C.             Peoples Holding Company
Capital City Bancgroup, Inc.                 Piedmont BanCorporation, Inc.
Carolina First Corporation                   Premier Bankshares Corp.(1)
Century South Banks, Inc.                    Republic Bancshares, Inc.
First United Bancshares, Inc.                Sea Coast Banking Corporation of Florida
Horizon BanCorporation, Inc.                 Simmons 1st National Corporation
Independent Bancorp                          Sterling BanCorporation
Jefferson BanCorporation, Inc.(1)            Sterling Bancshares, Inc.
LSB Bancshares of North Carolina             WesBanco, Inc.
Leader Financial Corporation(1)

-----------------------

(1) These entities were acquired by other entities during 1997; the performance graph above includes the effect of these three entities through the dates of their respective acquisitions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     NBC's main office is occupied under a lease with an affiliated party, Woodward Properties, of which (i) the Estate of Mr. James R. McWane, (ii) Mr. McMahon and (iii) a family partnership, of which Mr. and Mrs. McMahon have beneficial ownership, are partners. NBC has leased 61,846 square feet at an annual rental rate of $15.00 per square foot through the year 2013, subject to adjustment based on the Consumer Price Index. ANB believes this lease represents an arms-length rate and terms for comparable space in the Birmingham market.

     On January 15, 1998, Sexton's Inc., a corporation of which Mr. Sexton is the Chairman and a shareholder, purchased a parcel of real estate located in Decatur, Alabama, from First American Bank for a purchase price of $144,000. The transaction was entered into pursuant to a change of control provision in the lease agreement by which Sexton's Inc. leased this property from First American Bank. Pursuant to the terms of purchase, the purchase price was determined by an independent appraiser based on the fair market value of the property on the date of purchase.

     ANB and the Banks have and expect to continue to have banking and other transactions in the ordinary course of business with directors and executive officers of ANB and their affiliates, including members of their families or corporations, partnerships or other organizations in which such directors or executive officers have a controlling interest, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. Such transactions are not expected to involve more than the normal risk of collectibility nor present other unfavorable features to ANB and the Banks. Each of the Banks is subject to limits on the aggregate amount it can lend to the Bank's and ANB's directors and officers as a group. This limit is currently equal to two times the applicable entity's unimpaired capital and surplus. Loans to individual directors and officers must also comply with the Bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of such loan application.

              PROPOSAL TO AMEND ANB'S CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has approved and recommends to the Stockholders that they consider and approve the proposed amendment of ANB's Certificate of Incorporation to increase the number of authorized shares from 10,100,000 to 17,600,000 shares, of which 17,500,000 shares will be common stock, $1.00 par value ("Common Stock"), and 100,000 shares will be preferred stock, $1.00 par value ("Preferred Stock"). The effect of the proposed amendment is to increase the authorized shares of Common Stock from 10,000,000 to 17,500,000. If the proposed amendment is approved by the Stockholders, paragraph A of Article Fourth of ANB's Certificate of Incorporation, as amended, would read in its entirety as follows:

          "A. The total number of shares of stock which the corporation shall have authority to issue is 17,600,000, consisting of (i) 17,500,000 shares of common stock, par value $1.00 per share ("Common Stock"), and (ii) 100,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock")."

     Pursuant to Delaware corporate law, the Board of Directors is authorized to issue from time to time any and all authorized and unissued shares of Common Stock for any proper corporate purpose without prior stockholder approval, except as may be required for a particular transaction by such law, ANB's Certificate of Incorporation, or by the rules of the NASDAQ Stock Market, or any other stock exchange on which ANB's securities may then be listed.

     As of March 6, 1998, there were 8,648,120 shares of Common Stock outstanding. An aggregate of 811,669 shares of Common Stock are reserved for issuance upon exercise of options and awards granted or to be granted under ANB's employee benefit plans.

     The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock is in the best interests of ANB and its Stockholders. The proposed increase in the number of authorized shares of Common Stock will give ANB greater flexibility by allowing shares of Common Stock to be issued by the Board of Directors without the delay and expense of a special meeting of Stockholders. For example, if the opportunity arises, the Board of Directors may deem it appropriate to make either a private or public offering of ANB's Common Stock in order to facilitate possible future mergers or acquisitions. The current amount of authorized but unissued shares of Common Stock could limit the timing of any such future proposed acquisitions or mergers, if ANB were required to hold a special meeting of its Stockholders to facilitate the issuance of additional shares of Common Stock in such a transaction.

     On March 5, 1998, ANB announced that it had entered into a definitive agreement (the "Public Merger Agreement") with Public Bank Corporation of St. Cloud, Florida ("Public"). Pursuant to the Public Merger Agreement, Public will be merged with and into ANB (the "Public Merger"), and the shareholders of Public would receive, in the aggregate, 550,000 shares of ANB Common Stock in exchange for their shares of Public common stock. If the Public Merger is consummated, subject to certain conditions of closing outlined in the Public Merger Agreement, the current amount of authorized but unissued shares of ANB Common Stock available for future issuance will be substantially reduced.

     Stockholders do not now have preemptive rights to subscribe for or purchase additional shares of Common Stock and the Stockholders will have no preemptive rights to subscribe for or purchase any of the additional shares authorized by the proposed amendment.

     Possible Effects of the Proposal - Anti-Takeover Considerations

     If the proposed amendment is adopted, the authority of the Board of Directors to issue the newly authorized but unissued shares of Common Stock might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of ANB, because the issuance of additional shares of Common Stock would dilute the voting power of the Common Stock then outstanding.

     ANB is presently authorized to issue 100,000 shares of Preferred Stock, $1.00 par value per share. No shares of the Preferred Stock have been issued, and ANB has no present intention to issue any such shares. The Board of Directors has the authority, without action by the Stockholders, to create one or more series of Preferred Stock and determine the number of shares, designation, price, sinking fund terms, conversion, and voting rights with respect to any such series. The issuance of any such series of Preferred Stock could be used to render more difficult an unfriendly tender offer, proxy contest, merger, or other change in control of ANB.

     The authority of the Board of Directors to issue additional shares of Common Stock or shares of Preferred Stock could be used by the Board of Directors in a manner calculated to prevent the removal of management and make more difficult or discourage a change in control of ANB.

     ANB is not aware of any efforts to accumulate ANB's securities or to obtain control of ANB, and ANB has no present intention or agreement to issue any additional shares of Common Stock, other than the shares to be issued in the proposed Public Merger, and shares which may be issued from time to time pursuant to employee benefit plans and outstanding options. Furthermore, the proposal to increase the number of authorized shares of Common Stock is not part of any plan by ANB to adopt a series of anti-takeover measures, and ANB has no present intention of soliciting a Stockholder vote on any such measures or series of measures.

     Vote Required to Amend the Certificate of Incorporation.

     An affirmative vote by the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to adopt the proposal to increase the number of authorized shares of capital stock. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.


                            INDEPENDENT ACCOUNTANTS

     At the recommendation of the Audit Committee, the Board of Directors approved the engagement of Coopers & Lybrand L.L.P. as ANB's independent auditors for the year ending December 31, 1998.

     Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting with the opportunity to make a statement if they so desire and will be available to answer questions of Stockholders.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of ANB does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

     If any Stockholder wishes to present a proposal for action at the 1999 Annual Meeting of the Stockholders, the Stockholder must comply with applicable SEC regulations, including adequate notice to ANB. Any proposal must be submitted in writing not later than December 24, 1998 by Certified Mail - Return Receipt Requested to Alabama National BanCorporation, Attention: John H. Holcomb, III, 1927 First Avenue North, Birmingham, Alabama 35203.

A COPY OF ANB'S 1997 ANNUAL REPORT TO STOCKHOLDERS WHICH INCLUDES ANB'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS ENCLOSED WITH THIS PROXY STATEMENT. IF SUCH ANNUAL REPORT IS NOT SO INCLUDED, PLEASE ADDRESS NOTIFICATION TO ALABAMA NATIONAL BANCORPORATION, ATTENTION: KIMBERLY MOORE, 1927 FIRST AVENUE NORTH, BIRMINGHAM, ALABAMA 35203.

                                REVOCABLE PROXY
                        ALABAMA NATIONAL BANCORPORATION
                            1927 FIRST AVENUE NORTH
                           BIRMINGHAM, ALABAMA 35203


     This Proxy is solicited on behalf of the Board of Directors of Alabama National BanCorporation ("ANB") for use only at the Annual Meeting of Stockholders to be held on April 23, 1998, and at any postponement or adjournments thereof (the "Annual Meeting").

     The undersigned, being a Stockholder of ANB, hereby appoints John H. Holcomb, III and Victor E. Nichol, Jr., and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Annual Meeting and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions:

1. To elect 13 directors to serve on the ANB Board of Directors until the next annual meeting and until their successors are duly elected and qualified.

     [___]   FOR All Nominees (Other than as Struck Below)

     [___]   WITHHOLD AUTHORITY To Vote For All Nominees Listed

NOTE: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.

Dan M. David; T. Morris Hackney; John H. Holcomb, III; John D. Johns; John J. McMahon, Jr.; C. Phillip McWane; William D. Montgomery; Drayton Nabers, Jr.; C. Lloyd Nix; Victor E. Nichol, Jr.; G. Ruffner Page, Jr.; William E. Sexton; and
W. Stancil Starnes.

2. To amend Certificate of Incorporation to increase the number of authorized shares of common stock.

     [___]   FOR

     [___]   AGAINST

     [___]   ABSTAIN

3.   [___]   To transact such other business as may properly come before the
             Annual Meeting or any adjournment thereof.

            THIS INSTRUCTION CARD IS CONTINUED ON THE RESERVE SIDE.
              PLEASE SIGN ON THE RESERVE SIDE AND RETURN PROMPTLY.

     The undersigned acknowledges that the Annual Meeting may be postponed or adjourned to a date subsequent to the date set forth above, and intends that this Proxy shall be effective at the Annual Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to ANB, or its agent, AmSouth Bank, prior to the date of the Annual Meeting, or by attendance at the Annual Meeting.

This Proxy when properly executed will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR all director nominees.

                         PLEASE SIGN EXACTLY AS NAME APPEARS BELOW


                         Dated:______________________________, 1998.


                         ___________________________________________
                         Signature


                         ___________________________________________
                         Signature

                         NOTE: Please sign exactly as name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


PLEASE MARK, DATE AND SIGN THIS PROXY BELOW AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.